EXHIBIT 10.72

COMMERCIAL GUARANTY

Reference is made to that certain Promissory Note dated as of March 2, 2006 (the “Note”) made by Earth Biofuels, Inc., a Delaware corporation (“Maker”), to the order  of Southern Biofuels, LLC, a Mississippi limited liability company (“Payee”), in the principal amount of $850,000 (the “Principal Amount”) and an as yet unsigned asset purchase agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings prescribed to them in the Note.

THIS IS A “CONTINUING GUARANTY” BY WHICH THE UNDERSIGNED GUARANTEES THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF ALL OF THE INDEBTEDNESS AND OBLIGATIONS INCURRED BY EARTH BIOFUELS  WITH RESPECT TO THE ASSET PURCHASE AGREEMENT BETWEEN EARTH BIOFUELS AND SOUTHERN BIOFUELS.

The undersigned hereby individually and personally guarantees the prompt payment of all amounts due under the Note, and any other amounts  which may arise from and due to the terms and conditions of said asset purchase agreement.  The undersigned also guarantees the prompt payment of one-third of any interest that may accrue on the Note.

The undersigned waives any requirement of notice of default or of any of the other matters referred to in this guaranty (this “Guaranty”), any requirement of diligence on the part of Payee or any holder of the Note, and all counterclaims, set-offs, abatements and defenses whatsoever against the Payee or any holder of the Note.

This Guaranty is in no way contingent upon any attempt to collect from the Maker or any other Guarantor or to enforce or proceed against any security or collateral given to secure the Note.

The validity and enforceability of this Guaranty shall be unaffected by any transfer, assignment or endorsement of the Note, any indulgence or waiver granted with respect to any payment due thereunder or any remedy provided for therein or in any document referred to therein (including the release of any collateral) or any other thing that  might reduce or  vary the risk of the Maker or operate as a discharge of the Maker as a matter of law.

This Guaranty shall be enforceable by any holder of the Note, and each such holder shall have the full benefit of this Guaranty without notice to the undersigned upon or after endorsement.

The undersigned agrees to pay upon demand all o Payee’s costs and expenses, including Payee’s attorneys’ fees and Payee’s legal expenses, incurred in connection with the enforcement of this Guaranty.  If there is a lawsuit, Guarantor agrees upon Payee’s request to submit to the jurisdiction of the courts of Rankin County, State of Mississippi.

This Guaranty constitutes a guarantee of payment and not of collection.

This Guaranty shall not terminate until all the obligations under the asset purchase agreement have been fully and completely satisfied.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.  THIS GUARANTY IS MADE JOINTLY WITH TOMMY JOHNSON AND BRUCE BLACKWELL AND BECOMES EFFECTIVE ONLY UPON THE SIGNATURES OF THOS INDIVIDUALS ON EACH OF THEIR RESPECTIVE GUARANTY.

Dated: March 2, 2006	/s/ Dennis McLaughlin
Dennis McLaughlin